UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2009

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 28, 2009, the registrant announced positive data from prospective clinical studies using the registrant’s noninvasive SEQureDx™ technology, which enables the detection of fetal aneuploidy from maternal blood. The registrant reported that the data from blinded studies performed at the registrant’s facilities involving 459 new, high prevalence clinical samples collected prospectively (which brings the total number of samples studied to 858), demonstrated that the registrant’s proprietary test for Down syndrome correctly identified all eight first trimester Down syndrome samples (i.e., sensitivity or detection rate) with no false positives and no false negatives, as confirmed by chorionic villus sampling. Of the 15 second trimester confirmed Down syndrome samples, the registrant’s RNA-based technology detected 14 samples, with one unresolved result reflexed to the registrant’s new DNA-based method. The DNA-based method accurately detected Down syndrome. There was one false positive in the second trimester samples, which would be reflexed for confirmatory genetic testing per American College of Obstetricians and Gynecologists guidelines. Based on the results from the total 858 study samples, including samples as early as eight weeks of pregnancy, the registrant’s SEQureDx technology demonstrated a 100% positive predictive value and a 99.9% negative predictive value. At a 99% detection rate, the less than 1% false positive rate demonstrated by the SEQureDx technology exceeds the current standard of care in which the false positive rates are between 10% and 25% dependent on the screening test, and compares favorably to invasive procedures such as amniocentesis.

In addition to the data on the registrant’s RNA-based technology, the registrant reported an enhancement to its SEQureDx technology through a new DNA-based approach, which has demonstrated in early studies universal ethnic coverage, high sensitivity and specificity, and the ability to detect Trisomy 21 (Down syndrome), Trisomy 18 (Edwards syndrome) and Trisomy 13 (Patau syndrome) in a single test. The registrant announced that it is developing the DNA-based technology as a reflex test to its current SEQureDx technology. The registrant’s management presented early findings regarding this new DNA-based approach from 359 samples. The registrant presented early findings which showed that this new DNA-based method correctly identified all 68 unresolved results reflexed from the RNA method, including one confirmed positive Trisomy 21 sample. In addition, this method correctly identified four confirmed positive Patau syndrome samples and four confirmed positive Edwards syndrome samples.

Forward Looking Statements

Except for the historical information contained in this current report, the matters set forth in this current report, including statements regarding the registrant’s SEQureDx technology and DNA-based approach to the detection of fetal aneuploidy, the sensitivity and specificity of such technologies and the continuing development and commercialization of such technologies, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with demand for and market acceptance of the registrant’s products, services, and technologies, new technology and product development and commercialization, reliance upon the collaborative efforts of other parties, research and development progress, competition, government regulation particularly with respect to diagnostic products and laboratory developed tests, obtaining or maintaining regulatory approvals, and other risks detailed from time to time in the registrant’s SEC reports, including the registrant’s Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent filings. These forward-looking statements are based on current information that is likely to change and speak only as of the date hereof. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the registrant undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this current report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Date: January 29, 2009	By:	/s/ Clarke W. Neumann
Clarke W. Neumann
Vice President and General Counsel

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